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                                                              Exhibit 10.9

                         EXECUTIVE EMPLOYMENT AGREEMENT


     AGREEMENT, dated as of December 11, 1998, between American Ingredients Inc., a California corporation (the "EMPLOYER"), and Arthur J. Salerno, an individual ("EXECUTIVE"). The employer is an indirect wholly-owned subsidiary of Global Health Sciences, Inc., a California corporation (the"COMPANY").

                   The parties hereto hereby agree as follows:

1.   EMPLOYMENT; DUTIES.

     The Employer hereby employs Executive, and Executive hereby accepts employment, in an executive capacity for the Employer and its subsidiaries and agrees to perform duties customarily incident to his position and such other duties for the Company and its subsidiaries as he may be reasonably assigned from time to time pursuant to the direction of the Employer's Board of Directors (the "BOARD"). Executive shall have such authority, discretion, power and responsibility as determined by the Board, and shall be entitled to appropriate office and secretarial facilities. Executive shall devote his best efforts on a full-time basis which shall represent substantially all of his business time to the performance of his duties hereunder and to advancing the interests of the Company and its subsidiaries.

2.   COMPENSATION; BENEFITS.

         2.1 GENERAL. As full compensation for his services hereunder in whatever capacity rendered (including, without limitation, as an officer and/or director of the Employer or the Company or any of the Company's other subsidiaries), the Employer shall pay, grant or provide to Executive, and Executive agrees to accept, the following salary and other compensation and benefits:

         (a) an annual base salary, payable in accordance with the Company's standard payroll practices for senior executive officers, of $300,000 per annum (the "BASE SALARY");

         (b) an annual bonus, payable with respect to each full fiscal year of the Employer during the Term (as defined in Section 4.1), or PRO RATA portion thereof, in each case as determined by the Board in its sole discretion;

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         (c) the right to participate in any medical, dental, disability, retirement, insurance, savings, vacation, holiday, paid sick leave or other plans as in effect from time to time for the benefit of the Company's senior executive officers;

         (d) except as otherwise provided in Section 4.2(b), for a period of five years following the Term, the right to participate in any medical and dental insurance plans that were provided to Executive pursuant to Section 4.2(c) during the Term; PROVIDED, HOWEVER, that Executive shall pay the Employer's costs of continuing to provide such insurance to Executive (such cost will be based upon the same evaluation or formula used to determine the cost of such insurance during the Term).

         (e) four weeks paid vacation per year to be taken in accordance with the policies and procedures of the Employer as in effect from time to time for senior executive officers; and

         (f) if Executive agrees to serve on the board of directors of the Company or any of its subsidiaries, Executive shall receive compensation for service as a director equal to the highest level of compensation paid solely for services as a director to any member of such board of directors who is also an officer of the Company or any of its subsidiaries.

         2.2 INCOME TAX WITHHOLDING. The Employer may withhold from any compensation or benefits payable to Executive all Federal, State, City or other taxes as shall be required pursuant to any applicable law or governmental regulation or ruling.

3.   EXPENSES; INSURANCE.

         3.1 EXPENSES. Executive is hereby authorized to incur reasonable expenses in connection with the performance of his duties hereunder during the Term, provided that such expenses are consistent with the policies of the Employer as established from time to time or otherwise approved or ratified by the Board. The Employer shall reimburse Executive in accordance with its standard policies as established from time to time for all such expenses, upon presentation by Executive from time to time of evidence thereof, provided that the Board approves such reimbursements and that Executive maintains the appropriate records and accounts as required by applicable law and the policies and procedures of the Employer.


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         3.2 INSURANCE. The Company or any affiliate thereof may apply for and take out, in its own name and at its own expense, life, health, accident, disability and other insurance upon Executive in any sum or sums that it may deem necessary to protect its interests. Executive agrees to aid and cooperate, in all reasonable respects, with the Company or such affiliate in procuring any and all such insurance, including, without limitation, by submitting to the usual and customary medical examinations and filling out, executing and delivering such applications and other instruments in writing as may be reasonably required by an insurance company or companies to which any application or applications for such insurance may be made by or for the Employer or any such affiliate.

4.   TERM; TERMINATION.

         4.1 TERM. Subject to Section 4.2, the term of Executive's employment hereunder (the "TERM") shall commence as of the date hereof, and shall continue for three years thereafter.

         4.2 TERMINATION BY THE EMPLOYER. (a) The Term shall terminate upon Executive's death, and may be terminated by the Employer (pursuant to an action by the Board), upon notice to Executive for cause or, 30 days after notice to Executive, as a result of Executive's disability. For the purposes of this Agreement, "FOR CAUSE" means:

     i)   a material breach by Executive of any provision of this Agreement;

     ii) any conduct, action or behavior by Executive that has or may reasonably be expected to have a material adverse effect on the reputation of the Company or any of its subsidiaries or on Executive's reputation or that is not befitting of a senior executive of the Employer (including, without limitation, the commission of a fraud by Executive in the course of his employment hereunder);

     iii) the commission by Executive of an act involving moral turpitude of dishonesty, whether or not in connection with Executive's employment hereunder (including, without limitation, the commission by Executive of a felony, as evidenced by his conviction therefor (including a plea of NOLO CONTENDERE therefor));

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     iv)  the conviction of Executive in a court of competent jurisdiction of a crime constituting a felony in such jurisdiction involving money or other property of the Company or any of its affiliates or any other felony (whether or not involving money or other property of the Company or any of its affiliates) involving moral turpitude;

     v) any continued failure to satisfactorily perform Executive's duties with the Company or any of its subsidiaries after a written demand for performance is delivered to Executive by the Board, which specifically identifies the manner in which the Board believes that Executive shall not have satisfactorily performed his duties;

     vi) the willful engaging in misconduct that is materially injurious to the Company or any of its subsidiaries, monetarily or otherwise; or

     vii) chronic absenteeism, alcoholism or drug addiction of Executive.

         For the purposes hereof, Executive shall be deemed "DISABLED" if he is unable, as a result of any physical or mental incapacity or impairment as determined by the Board, to perform the services required of him hereunder for any period or periods aggregating three months during any twelve-month period.

         (b) Executive shall continue to receive the Base Salary, regardless of any illness or incapacity unless the Term is terminated. If Executive's employment is terminated pursuant to Section 4.2(a) or voluntarily terminated by Executive, Executive shall be entitled to receive only his Base Salary through the effective date of termination, except that if Executive's employment is terminated by the Employer as a result of Executive's disability, Executive shall also be entitled to receive health insurance benefits pursuant to Section 2.1(d).

         (c) If the Employer terminates the employment of Executive otherwise than in accordance with the provisions of Section 4.2(a), Executive shall be entitled to receive from the Employer (i) health insurance benefits pursuant to Section 2.1(d), and (ii) at the same times as such payments would otherwise have been made hereunder, payments equal to the Base Salary for the remainder of the period originally fixed as the Term pursuant to Section 4.1. Executive shall use his best efforts to mitigate the amount of any payment required to be made by the Employer hereunder and if Executive accepts employment with any person, firm or corporation after the date of termination of his employment, the compensation from such

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employment shall be applied in reduction of the compensation payable by the
Employer under this paragraph 4.2(c).

5.   COVENANTS.

         5.1 CONFIDENTIALITY. Executive shall not, during the Term or at any time thereafter, directly or indirectly, publish or disclose to any person, firm or corporation or other entity, whether or not a competitor of the Company, any confidential information concerning the assets, business or affairs of the Company or any of its affiliates including, without limitation, any trade secrets, sources of supply, costs, pricing and distribution practices, customer lists, financial data, employee information or information as to organizational structure.

         5.2 NON-COMPETITION. (a) two years thereafter (the "OPERATIVE
PERIOD"), Executive agrees to refrain, directly or indirectly, alone or as an officer, agent, employee, director, member, manager, stockholder, partner of or investor in any other corporation or other entity (except as to the acquisition of not more than two percent of the outstanding stock of any corporation the securities of which are traded on a regular basis on a recognized securities exchange or on a regular basis in over-the-counter markets) from owning, managing, operating or controlling, or participating in the ownership, management, operation or control of, or working for or permitting the use of his name by, any business or activity in any jurisdiction which is at the time competitive with the business of the Company or any of its subsidiaries as carried on as of the date hereof and as subsequently developed and derived during Executive's employment with the Employer. In addition to, and not in limitation of, the foregoing, throughout the Operative Period, Executive, alone, or as a member, manager, officer, employee or agent of any partnership or limited liability company, or as an officer, agent, employee or director of any corporation, shall not, for himself or for others, solicit or accept business of the nature of that in which the Company or any of its subsidiaries is or shall be engaged of any person or entity who shall have been a supplier, customer or client of the Company or any of its subsidiaries at any time within the two years preceding the effective date of termination of Executive's employment with the Employer. While the restrictions set forth above are considered by the parties to be reasonable in all the circumstances, it is recognized that restrictions of the nature in question may fail for technical reasons unforeseen, and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Company or any of its subsidiaries or affiliates but would be valid if part of the wording thereof were deleted

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or the periods (if any) thereof reduced or the range of activities or areas dealt with thereby reduced in scope, the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

         (b) Executive shall not, throughout the Operative Period, without the prior written consent of the Board, directly or indirectly offer employment to, or retain as a consultant, or offer consulting services to, or be employed by, or engage in consulting services with, persons (other than secretarial and clerical personnel) who were employed by the Company or any of its subsidiaries within 12 months after the date of the termination of Executive's employment with the Employer.

         (c) Notwithstanding the foregoing, nothing in this Section 5.2 shall restrict Executive from owning up to 49% of the outstanding capital stock of Yelm Processing, Inc. or acting as a director and officer of Yelm Processing, Inc., provided, that (i) Yelm Pocessing, Inc. continues to generally engage only in the business in which it is presently engaged (as described in Section 5.13(c) of the Disclosure Schedule to that certain Stock Purchase Agreement, dated as of the date hereof, among Executive, Kathleen P. Salerno and Global Health Sub, Inc.) and other directly related business activities which do not compete with the business of Purchaser and its Affiliates as currently conducted or as it may in the future be conducted, and (ii) Executive devotes substantially all of his business time and energy to the performance of his duties under this Agreement during the Term and does not during the Operative Period actively engage in the conduct of business (including by making business contacts or referrals or selling efforts) by Yelm Processing, Inc.; PROVIDED, HOWEVER, that Employer hereby acknowledges that, subject to the foregoing, Executive may occasionally make business contacts, referrals and selling efforts on behalf of Yelm Processing, Inc.

6.   SPECIFIC PERFORMANCE.

         Executive acknowledges that the services to be rendered by Executive are of a special, unique and extraordinary character and, in connection with such services, Executive will have access to confidential information vital to the business of the Employer, the Company and the subsidiaries and affiliates of the Company. By reason of this, Executive consents and agrees that if Executive violates any of the provisions of Section 5 hereof, the Employer, the Company and the subsidiaries and affiliates of the Company would sustain irreparable injury and that monetary damages will not provide adequate remedy to the Employer and that the Employer shall be entitled to have Section 5 specifically enforced by any court having equity

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jurisdiction. Nothing contained herein shall be construed as prohibiting the
Employer, the Company or any of the subsidiaries or affiliates of the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from Executive.

7.   MISCELLANEOUS.

         7.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed in that state.

         7.2 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made by delivery in person, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) or, with a written receipt, by courier service or overnight service such as Federal Express (and shall be deemed to have been duly given or made (i) upon receipt if delivered in person, by courier or overnight service, (ii) upon transmission if delivered by telecopy, and (iii) two days after mailing if delivered by registered or certified mail) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.2):

                  (a)      if to Executive:

                           Arthur J. Salerno
                           9531 Las Flores Drive
                           Villa Park, CA 92681
                           Telecopy: (714) 998-8063

                           with a copy to:

                           Paul E. Greenwald & Associates
                           500 North State College Boulevard, Suite 420
                           Orange, CA 92868
                           Telecopy: (714) 937-0088
                           Attention: Paul E. Greenwald

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                  (b)      if to the Employer:

                           American Ingredients Inc.
                           987 N. Enterprise Street
                           Orange, CA 92867
                           Telecopy: (714) 997-7986
                           Attention: Donald J. Lewis

                           with a copy to:

                           Kronish Lieb Weiner & Hellman LLP
                           1114 Avenue of the Americas
                           New York, New York 10036
                           Telecopy: (212) 479-6275
                           Attention: Russell S. Berman

         7.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement shall be the entire agreement between Executive and the Employer with respect to the terms of Executive's employment and shall supersede all existing agreements between Executive and the Company relating to the terms of his employment. It may not be amended except by a written agreement signed by both parties.

         7.4 NO WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

         7.5 ASSIGNMENT. Subject to the limitations below, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns. This Agreement shall not be assignable by Executive, and shall be assignable by the Employer only to any corporation or entity resulting from the reorganization, merger or consolidation of the Employer with any other corporation or entity or any corporation or entity to which the Employer may sell all or substantially all of its assets, and it must be so assigned by the Employer to, and accepted as binding upon it by such other corporation or entity, in connection with any such reorganization, merger, consolidation or sale.

         7.6 SEVERABILITY. If any provision of this Agreement or any part thereof, including, without limitation, Section 5, as applied to either party or to any



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circumstances shall be adjudged by a court of competent jurisdiction to be void or unenforceable, the same shall in no way affect any other provision of this Agreement or remaining part thereof, which shall be given full effect without regard to the invalid or unenforceable part thereof, or the validity or enforceability of this Agreement.

         IN WITNESS WHEREOF, Executive has executed and the Employer has caused to be executed this Agreement as of the first date above written.

                                            AMERICAN INGREDIENTS INC.



                                            By: /s/ Arthur J. Salerno
                                                --------------------------------
                                                Name:  Arthur J. Salerno
                                                Title: President



                                                /s/ Arthur J. Salerno
                                                --------------------------------




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